UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 11, 2015
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Company’s Code of Business Conduct and Ethics.

As part of its regular review of the corporate governance policies of FEI Company (the “Company”), the Company’s Board of Directors approved an updated and revised Code of Conduct (“Code”) on February 11, 2015, which amends and replaces the Code of Business Conduct and Ethics.
The amendments to the Code clarify, update or enhance the descriptions of the standards of conduct that are expected of all officers, directors, and employees of the Company and its subsidiaries. The amendments include: (1) a letter to employees from the Company’s Chief Executive Officer, (2) emphasis on the Company’s policies regarding workplace issues such as diversity, discrimination, and harassment, (3) alignment of the Code to current versions of other Company policies, and (4) other non-substantive changes to enhance the readability of the Code (such as questions and answers illustrating the application of various provisions of the Code). Amending the Code did not result in any waiver, explicit or implicit, of any provision of the Code.
The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as exhibit 14.1 to this Current Report on Form 8-K. The Code, as amended, is available in the Investor Relations section of the Company’s website, www.fei.com, under Corporate Governance.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

14.1	Code of Conduct, as amended and restated to date

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: February 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Conduct, as amended and restated to date